Exhibit 99.1

FOR IMMEDIATE RELEASE
December 19, 2024

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Media Team

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AAR resolves Foreign Corrupt Practices Act investigations with the DOJ and SEC

Wood Dale, Illinois — AAR CORP. (NYSE: AIR) (“AAR” or the “Company”) announced today that it has reached resolutions with the Department of Justice (“DOJ”) and the Securities and Exchange Commission (“SEC”) to resolve previously disclosed potential violations of the U.S. Foreign Corrupt Practices Act (the “FCPA”) relating to certain transactions signed in 2016 and 2017 in Nepal and South Africa.

After self-reporting the potential violations to the DOJ and SEC in 2019, and cooperating with both agencies in a multi-year investigation, AAR has entered a Non-Prosecution Agreement (“NPA”) with the DOJ, and the SEC has accepted the Company’s Offer of Settlement and issued a cease-and-desist order (the “SEC Order”). The resolutions with both the DOJ and SEC make clear that the relevant conduct was principally carried out by a former employee of a Company subsidiary and former third-party agents.

The total amount payable by AAR under the NPA and SEC Order is $55,599,653, inclusive of penalties, forfeiture, and prejudgment interest, which will be reflected as a one-time charge in the Company’s consolidated financial statements for fiscal year 2025 second quarter ended November 30, 2024. The Company expects to fund these payments using a combination of cash on hand and borrowings under its revolving credit facility.

“We are pleased to resolve these matters with the DOJ and SEC,” said John M. Holmes, AAR’s Chairman, President and Chief Executive Officer. “We thank the DOJ and SEC for their collaboration and their recognition of the Company’s substantial cooperation. AAR remains committed to transparency and accountability and operating in an ethical and compliant manner as we deliver innovative, value-driven solutions to meet the ever-evolving needs of our customers worldwide.”

Since self-reporting the potential violations to the DOJ and SEC in 2019, the Company has taken extensive steps to enhance its global compliance program. AAR’s remedial actions, along with the significant effort it made to cooperate with the investigations, were acknowledged by the DOJ and the SEC as part of the resolutions.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

Forward-looking statements

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including, but not limited to, funding the payments required pursuant to the resolution of the DOJ and SEC investigations.

Forward-looking statements often address our expected future operating and financial performance and financial condition, or sustainability targets, goals, commitments, and other business plans, and often may also be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

These forward-looking statements are based on the beliefs of Company management, as well as assumptions and estimates based on information available to the Company as of the dates such assumptions and estimates are made, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors, including: (i) factors that adversely affect the commercial aviation industry; (ii) adverse events and negative publicity in the aviation industry; (iii) a reduction in sales to the U.S. government and its contractors; (iv) cost overruns and losses on fixed-price contracts; (v) nonperformance by subcontractors or suppliers; (vi) a reduction in outsourcing of maintenance activity by airlines; (vii) a shortage of skilled personnel or work stoppages; (viii) competition from other companies; (ix) financial, operational and legal risks arising as a result of operating internationally; (x) inability to integrate acquisitions effectively and execute operational and financial plans related to the acquisitions; (xi) failure to realize the anticipated benefits of acquisitions; (xii) circumstances associated with divestitures; (xiii) inability to recover costs due to fluctuations in market values for aviation products and equipment; (xiv) cyber or other security threats or disruptions; (xv) a need to make significant capital expenditures to keep pace with technological developments in our industry; (xvi) restrictions on use of intellectual property and tooling important to our business; (xvii) inability to fully execute our stock repurchase program and return capital to stockholders; (xviii) limitations on our ability to access the debt and equity capital markets or to draw down funds under loan agreements; (xix) non-compliance with restrictive and financial covenants contained in our debt and loan agreements; (xx) changes in or non-compliance with laws and regulations related to federal contractors, the aviation industry, international operations, safety, and environmental matters, and the costs of complying with such laws and regulations; and (xxi) exposure to product liability and property claims that may be in excess of our liability insurance coverage. Should one or more of those risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. Those events and uncertainties are difficult or impossible to predict accurately and many are beyond our control.

For a discussion of these and other risks and uncertainties, refer to our Annual Report on Form 10-K, Part I, “Item 1A, Risk Factors” and our other filings from time to time with the U.S. Securities and Exchange Commission. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The risks described in these reports are not the only risks we face, as additional risks and uncertainties are not currently known or foreseeable or impossible to predict accurately or risks that are beyond the Company’s control or deemed immaterial may materially adversely affect our business, financial condition or results of operations in future periods. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.